Exhibit 10.2

ALTABA INC.

LONG-TERM DEFERRED COMPENSATION INCENTIVE PLAN

GRANT NOTICE

Altaba Inc., a Delaware corporation (the “Company”) hereby grants to the individual identified below (the “Participant”) an Incentive Award (the “Incentive Award”), with an initial value set forth below, pursuant to the Altaba Inc. Long-Term Deferred Compensation Incentive Plan, as may be amended from time to time (the “Plan”). This Incentive Award is subject to all of the terms and conditions of this Grant Notice (the “Grant Notice”) and the Incentive Award Agreement attached hereto as Exhibit A (the “Award Agreement”) and the Plan, each of which is incorporated herein by reference. Except as otherwise expressly provided herein, all capitalized terms used in this Grant Notice, but not defined, shall have the meanings set forth in the Award Agreement.

Participant:	[ ]

Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Initial Value of Incentive Award:	$[ ]

Base Trading Discount:	[ ]

Base Adjusted NAV/Base Adjusted
NAV Per Share:	[ ]

Deferral Election:	If, pursuant to Section 3.4 of the Plan, the Participant intends to defer payment of his or her Incentive Award to the Participant’s Separation from Service (in lieu of payment on the first anniversary of each Vesting Date), the Participant shall complete the Deferral Election Form attached hereto as Exhibit B (the “Deferral Election Form”) and return it to [Insert contact information] on or before [grant date + 30 days].

By his or her signature below, the Participant agrees to be bound by the terms and conditions of this Grant Notice, the Award Agreement and the Plan. The Participant has reviewed this Grant Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and, if applicable, the Deferral Election Form, and fully understands all provisions of the same. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Grant Notice, the Award Agreement or the Plan or otherwise relating to the Incentive Award.

ALTABA INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

A-2

ALTABA INC.

LONG-TERM DEFERRED COMPENSATION INCENTIVE PLAN

AWARD AGREEMENT

Pursuant to your Grant Notice (the “Grant Notice”) and this Award Agreement (this “Agreement”), Altaba Inc., a Delaware corporation (the “Company”) has granted you an Incentive Award, with an Initial Value specified in the Grant Notice, under the Altaba Inc. Long-Term Deferred Compensation Incentive Plan, as may be amended from time to time (the “Plan”). Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings set forth in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of this Agreement, unless otherwise specified.

1. Incentive Award. The Incentive Award represents the right to receive a future cash payment based on the change in the trading discount in the Common Stock relative to the Base Trading Discount (as specified in the Grant Notice) which shall be subject to such vesting, measurement and payout conditions set forth in this Agreement and the Plan and, if applicable, any deferral election pursuant to the Deferral Election Form.

2. Vesting.

(a) The Incentive Award shall vest in accordance with the following schedule so long as you remain in continuous service with the Company or its Affiliates through the applicable vesting date (each date specified being a “Vesting Date”), subject to Sections 2(b) and 3(a) herein and Section 3.6(c) of the Plan (Catch-Up Payment):

(i) On the first anniversary of the Vesting Commencement Date (as specified in the Grant Notice), a portion of the Incentive Award shall vest in an amount equal to twenty percent (20%) of the then-current value of the Incentive Award measured as of such Vesting Date pursuant to Section 4; provided, that (A) the resulting Payout Multiplier determined as of such Vesting Date pursuant to Section 4 is at least equal to 2.0 and (B) the Plan Administrator, in its sole discretion, has determined that a minimum amount of trading liquidity has been established in respect of the Common Stock such that the applicable closing price per share of Common Stock may reasonably be interpreted to represent the fair value of such Common Stock;

(ii) On the second anniversary of the Vesting Commencement Date, a portion of the Incentive Award shall vest in an amount equal to (x) fifty percent (50%) of the then-current value of the Incentive Award measured as of such Vesting Date pursuant to Section 4, less (y) the amount of the Incentive Award that previously vested pursuant to clause (i) above, if any; provided, that (A) the resulting Payout Multiplier determined as of such Vesting Date pursuant to Section 4 is at least equal to 2.0 and (B) the Plan Administrator, in its sole discretion, has determined that a minimum amount of trading liquidity has been established in respect of the Common Stock such that the applicable closing price per share of Common Stock may reasonably be interpreted to represent the fair value of such Common Stock; and

(iii) On the third anniversary of the Vesting Commencement Date, a portion of the Incentive Award shall vest in an amount equal to (x) one hundred percent (100%) of the then-current value of the Incentive Award measured as of such Vesting Date pursuant to Section 4, less (y) the aggregate amount of the Incentive Award that previously vested pursuant to clauses (i) and (ii) above, if any.

(b) If (i) a Change in Control occurs and (ii) you remain in continuous service with the Company or its Affiliates through the date of such Change in Control, a portion of the Incentive Award shall vest in an amount equal to (x) one hundred percent (100%) of the then-current value of the Incentive Award measured as of the date of such Change in Control pursuant to Section 4, less (y) the aggregate amount of the Incentive Award that previously vested pursuant to clauses (i) and (ii) of Section 2(a) above, if any.

3. Effect of Termination of Employment.

(a) If you experience a Qualifying Termination, a portion of the Incentive Award shall vest in an amount equal to (x) one hundred percent (100%) of the then-current value of the Incentive Award measured as of the date of such Qualifying Termination pursuant to Section 4, less (y) the aggregate amount of the Incentive Award that previously vested pursuant to clauses (i) and (ii) of Section 2(a) above, if any, subject to any additional amount that may become payable pursuant to Section 3.5(c) of the Plan.

(b) In the event of a termination of your employment or service with the Company or its Affiliates for any reason, the Incentive Award, to the extent vested as of such date of termination, shall become payable to you or your Beneficiary, as applicable, pursuant to Section 5, and any then-unvested portion of the Incentive Award shall thereupon terminate without any payment therefor, and you shall have no further rights with respect thereto.

4. Measurement of Value of Incentive Award.

(a) Subject to satisfaction of the vesting conditions set forth herein, the value of the Incentive Award as of a given date shall be based on the level of the Trading Discount Reduction for such date calculated as follows:

(i) the Initial Value of the Incentive Award (as specified in the Grant Notice), multiplied by

(ii) the resulting Payout Multiplier determined based on the Trading Discount Reduction calculated as of such date by reference to the table below:

	Current Trading Discount^	Change from Trading Discount a/o 8/11/17	Trading Discount Reduction from Baseline (27.2%)	Payout Multiplier*
Trading Discount as of 8/11/17	30.3%		-3.1%	—
	28.0%	2.3%	-0.8%	—
Baseline	27.2%	3.1%	0.0%	—
Threshold	25.6%	4.7%	1.6%	0.50
	23.4%	6.9%	3.8%	1.00
	21.2%	9.1%	6.0%	1.50
	19.0%	11.3%	8.2%	2.00
	16.4%	13.9%	10.8%	3.00
	14.5%	15.8%	12.7%	3.50
Maximum	12.5%	17.8%	14.7%	4.00

^	As defined in the Plan.
*	The Payout Multiplier is applied towards the vested portion of each participant’s initial award value. The Payout Multiplier is capped at 4.0 if the Trading Discount Reduction is at least 14.7%. If the Trading Discount Reduction is less than 1.6%, the Payout Multiplier shall be equal to zero. If the Trading Discount Reduction falls between any two scheduled levels, the Payout Multiplier will be calculated using straight line interpolation between such levels.

(b) For purposes of this Section 4, measurement of the level of the Trading Discount Reduction shall be determined by the Plan Administrator pursuant to Section 3.6(b) of the Plan, which determination shall be conclusive and binding upon you and all other interested persons.

5. Payout of Incentive Award. The Incentive Award, to the extent vested, shall be paid to you or your Beneficiary, as applicable, pursuant to the terms of Section 3.5 of the Plan.

6. Withholding Taxes. You agree to make arrangements satisfactory to the Company or any of its Affiliates for the satisfaction of any applicable tax obligations that arise in connection with the Incentive Award which, at the sole discretion of the Plan Administrator, may include having the Company or any of its Affiliates withhold an amount necessary to satisfy any such tax obligations. The Company shall not be required to make any payments pursuant to this Agreement unless such obligations are satisfied.

7. Unfunded and Unsecured Obligation. The Incentive Award represents an unfunded and unsecured obligation of the Company.

8. Administration. The Plan Administrator shall have the power to interpret the Grant Notice, this Agreement and the Plan and to adopt such rules for the administration, interpretation and application of the Grant Notice, this Agreement and the Plan as are consistent with the terms of the Plan and to interpret any such rules. All actions taken and all interpretations and determinations made by the Plan Administrator shall be conclusive and binding upon you and all other interested persons.

9. Plan Governs. The Grant Notice and this Agreement is subject to all terms and provisions of the Plan. In the event of any conflict between one or more provisions of the Plan and the Grant Notice or this Agreement, the provisions of the Plan shall govern.

10. No Guarantee of Employment. Nothing in this Agreement or in the Plan shall confer upon you any right to continue in the employ or service of the Company or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate your employment or service at any time for any reason whatsoever.

11. Adjustments to Incentive Award. The Incentive Award shall be subject to the provisions of Section 8.5 of the Plan.

12. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Except as may be provided in the Plan, any right of you or any other person to the payment of deferred compensation or other benefits in respect of the Incentive Award shall not be assigned, transferred, pledged or encumbered, except by will or the laws of descent and distribution.

13. Claims for Benefits. If you believe that you are being denied a benefit to which you are entitled under the Grant Notice, this Agreement or the Plan, you or your representative, may file a written request for such benefit with the Company pursuant to Article 7 of the Plan.

14. Governing Law. The Grant Notice and this Agreement and all rights under the Grant Notice and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law, except to the extent preempted by ERISA.

15. Entire Agreement; Enforcement of Rights. This Agreement, together with the Grant Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and supersedes all prior discussions between the parties. Subject to the provisions of Article 6 of the Plan, no modification of or amendment to the Grant Notice or this Agreement, nor any waiver of any rights under the Grant Notice or this Agreement, shall be effective unless in writing signed by the parties to the Grant Notice. The failure by either party to enforce any rights under the Grant Notice or this Agreement shall not be construed as a waiver of any rights of such party.

ALTABA INC.

LONG-TERM DEFERRED COMPENSATION INCENTIVE PLAN

DEFERRAL ELECTION FORM

In connection with the Incentive Award granted to you pursuant to the terms and conditions of the Grant Notice (the “Grant Notice”), the Incentive Award Agreement (the “Award Agreement”) and the Altaba Inc. Long-Term Deferred Compensation Incentive Plan, as may be amended from time to time (the “Plan”), you may irrevocably elect to defer the payment of your Incentive Award, to the extent vested, to your Separation from Service (in lieu of payment on the first anniversary of each Vesting Date) (each as defined in the Plan), subject to the terms and conditions thereof. Capitalized terms not defined herein will have the meanings ascribed to such terms in the Grant Notice or the Award Agreement.

If you wish to defer the distribution of your Incentive Award pursuant to the terms herein, you must complete this form on or before [grant date + 30 days] and return it to [Insert contact information]. Your election to defer will be effective as of [31st day after grant date]. Please note that your election to defer is irrevocable.

By my signature below, I hereby irrevocably elect, in accordance with the provisions of the Plan, to defer the payment of my Incentive Award, to the extent vested, to my Separation from Service (in lieu of payment on the first anniversary of each Vesting Date), subject to the terms and conditions of the Grant Notice, the Award Agreement and the Plan.

In addition, notwithstanding my deferral election above, I understand that, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts deferred pursuant to my election that would otherwise be payable during the six-month period immediately following my Separation from Service may instead be paid on the first business day after the date that is six months following the date of my Separation from Service (or the earliest date as is permitted under Section 409A of the Code).

I further understand that my Incentive Award is subject to all terms and conditions of the Grant Notice, the Award Agreement and the Plan and my election is irrevocable.

Date:

Signature

Name of Participant (Print)

B-1